EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 15, 2010 by and among MEDGENICS, INC., (the “Company”) and each of the individuals and entities listed on Exhibit A attached hereto (collectively, the “Investors” and each an “Investor”).

WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, certain convertible debentures (the “Debentures”) convertible, under certain circumstances, into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), and warrants to purchase shares of Common Stock (“Warrants”), all upon the terms set forth in that certain Securities Purchase Agreement of even date herewith by and between the Company and the Investors (the “Securities Purchase Agreement”);

WHEREAS, to induce the Investors to purchase Debentures, the Company has undertaken to register if, as and when requested hereunder, the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants pursuant to the terms set forth herein.

NOW, THEREFORE, the Company and the Investors as follows:

1.           Definitions. As used herein, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any non-individual, any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such non-individual.  As used in this definition “control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other interests, by contract or otherwise).

“Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company, as constituted as of the date of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Holder” or “Holders” shall mean any Investor or Investors to whom Registrable Securities were originally issued or qualifying transferees of an Investor or Investors under Section 2.9 hereof who hold Registrable Securities for purposes of any registration under Sections 2.2.

“Register," "registered" and "registration" each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

"Registrable Securities" means (a) the shares of Common Stock issuable upon conversion of  the Debentures (b) the shares of Common Stock issuable upon exercise of the Warrants, (c) the shares of Common Stock issuable upon exercise of the warrants issued to Newbridge Securities Corporation, and (d) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) upon any sale in any manner to a person or entity which is not entitled to the rights under this Agreement or (iii) at such time as they become eligible for sale pursuant to Rule 144 under the Securities Act without restriction.

"Requisite Period" shall mean, with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of (i) the date on which the sale of all Registrable Securities covered thereby is completed and (ii) 180 days after such effective date.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the applicable time.

“SEC” shall mean the U.S. Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

2.2                 Piggyback Registration.  If, at any time commencing after the date hereof, the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger  or on Forms S-8, S-4 or comparable registration statements), including, without limitation any Registration Statement relating to its initial public offering, it will give written notice, at least twenty (20) business days prior to the filing of each such registration statement, to the Holders holding Registrable Securities of its intention to do so.  If any Holder notifies the Company in writing within fifteen (15) days after receipt of any Company notice of the Holder’s desire to include any Registrable Securities in such proposed registration statement, the Company shall afford such Holder the opportunity to have any such Registrable Securities registered under such registration statement.  If the Registration Statement is being filed for an underwritten public offering, such Holder must timely execute and deliver the usual and customary agreement among the Company, such Holder and the underwriters relating to this registration.

Notwithstanding the provisions of this Section 2.2, (i) the Company shall have the right any time after it shall have given written notice pursuant to this Section 2.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect to postpone or not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof and (ii) if the underwriter or underwriters, if any, of any such proposed public offering shall be of the reasonable opinion that the total amount or kind of securities held by the Holders and any other persons or entities entitled to be included in such public offering would adversely affect the success of such public offering, then the underwriter or underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting.  In no event shall the Company be required pursuant to this Section 2.2 to reduce the amount of securities to be registered by it. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Section 2.2 without thereby incurring any liability to the Holders.

2.3.           Holdback Agreements.

(a)           In connection with an initial public offering or any registration of Registrable Securities in connection with an underwritten public offering, each Holder agrees, if so requested by the underwriter or underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case other than as part of such underwritten public offering), during the 180-day period or such other period agreed to by the Attorney-in-fact (as hereinafter defined) on behalf of the Holders, beginning on the effective date of such registration statement, provided that (i) the Company’s officers and directors and Affiliates of the Company’s officers and directors enter into similar agreements not to dispose of their shares during the same time period, (ii) such Holder has received written notice of such registration at least 15 days prior to such effective date and (iii) with respect to any offering other than pursuant to a firm commitment underwriting, the underwriters continue to actively market the Registrable Securities until the earlier of the end of such lock-up period and the closing with respect to the sale of all, or the final portion of, the Registrable Securities offered by the holders thereof.  The periods described in this Section 2.3 are in addition to, but may overlap with, any “lock-up” periods set forth in the Securities Purchase Agreement or other agreements entered into by the Holder in connection with the purchase of the Debentures.

(b)           If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) if requested by the underwriter or underwriters, not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than in connection with any employee stock option or other benefit plan which has been duly adopted by the Company and which provides for the distribution to participants in the plan of equity securities of the Company or securities convertible or exchangeable or exercisable for equity securities of the Company, or in connection with a merger or acquisition approved by the Board of Directors of the Company) during the seven days prior to, and during the 180-day period, or such other period as the managing underwriter of such offering shall reasonably require, beginning on the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree that, if required by the underwriter or underwriters, they will not effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted), if such holder is participating in the offering pursuant to such registration.

2.4           Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company (including the reasonable fees and disbursements of one legal counsel representing the Holders, but shall exclude the underwriters’ fees, discounts or commissions relating to Registrable Securities).

All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Holders participating in the offering on the basis of the number of shares registered.

2.5           Registration Procedures.  If and whenever the Company is required by the provisions hereof to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)           to use its reasonable best efforts to prepare and file with the SEC a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective not later than 120 days from the date of its filing and to remain effective for the Requisite Period;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

(c)           furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

(d)           use its reasonable best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           use its reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or national quotation service on which the Common Stock of the Company is then listed or eligible for quotation;

(f)           immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

(g)           notify each seller of Registrable Securities of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

(h)           permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities being registered to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing (provided, however, that in no event shall the Company be required to reimburse legal fees pursuant to this Section 2.5(h)) and the Company shall not file any document in a form to which such counsel reasonably objects;

(i)           if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation, customary indemnification and contribution provisions;

(j)           if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its reasonable best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters;

(k)           take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the Holders or any underwriters may reasonably request; and

(l)           take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with Federal and applicable state securities laws.

2.6       Indemnification and Contribution

(a)           The Company will indemnify each Holder of Registrable Securities, each of its officers, directors, members, managers and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, members, managers and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement and any such Holder, any such underwriter or any such controlling person thereafter fail to deliver or cause to be delivered such registration statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

(b)           Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, members, managers and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, members, managers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section 2.6 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

(c)           Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.7           Participation in Registrations.

(a)           No Holder may participate in any registration hereunder unless such Holder (i) cooperates with the Company as reasonably requested by the Company in the connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, provides to the Company, in writing, for use in the registration statement, all such information regarding such Holder and its plan of distribution of the Registrable Securities reasonably necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities, to maintain the currency of and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith; (ii) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements with any underwriter for such registration selected by the Holder or Holders entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), except that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration; and (iii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably requested by the Company under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

(b)           Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(f) above, such Holder will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.5(f).

(c)           Each Holder participating in any registration hereunder shall comply, and cause its underwriters, brokers, dealers, representatives and agents to comply, in all material respects with the applicable prospectus delivery requirements of the Securities Act in connection with any sale pursuant to such registration.

2.8        Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)           Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)           So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

2.9           Assignment of Registration Rights.   The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Holders to transferees or assignees permitted under the Debenture; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and provided, further, that the transferee or assignee of such rights agrees with the Company in writing the obligations of such Holder under this Agreement.  The term “Holder(s)” as used in this Agreement shall include such permitted assigns.

2.10      Termination of Registration Rights. The registration rights contained in Sections 2.2 shall terminate at the earlier of (i) five years after the closing of the Company’s initial public offering or (ii) as to each Holder, at such time as such Holder is eligible to sell its shares then held under Rule 144 under the Securities Act without restriction.

2.11     Waivers and Amendments.  With the written consent of the record or beneficial holders of more than 50% of the Registrable Securities then outstanding, the obligations of the Company and the rights of the holders of the Registrable Securities under Section 2 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Section 2.  Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing.

3.             Changes in Capital Stock.  If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue as so changed.

4.             Miscellaneous.

(a)       Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing, and shall be delivered either personally or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office, (ii) in the case of any Holder which or who is an original party to this Agreement at the address of such Holder as set forth in the records of the Company or such other address for such Holder as shall be designated in writing from time to time by such Holder; and (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

(b)        Binding Effect. This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and assigns of each of the parties.

(c)        Entire Agreement. This instrument contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements with respect to such subject matter.

(d)        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within that state.

(e)        Severability. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.

(f)        Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefits of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(g)       Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  It is not necessary that each Holder execute the same counterpart, so long as identical counterparts are executed by the Company and each Holder.

(h)       Omnibus Signature Page.  With respect to the Holders, this Agreement is intended to be read and construed in conjunction with the Securities Purchase Agreement.  Accordingly, pursuant to the terms and conditions of this Agreement and such related agreements, it is hereby agreed that the execution by the Holders of the Securities Purchase Agreement, in the place set forth therein, shall constitute their agreement to be bound by the terms and conditions hereof and the terms and conditions of the Subscription Agreement and this Agreement, with the same effect as if each of such separate but related agreements were separately signed.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

COMPANY:

MEDGENICS, INC.

By:	/s/ Andrew L. Pearlman
Name: Andrew L. Pearlman
Title: President

INVESTOR:

If Entity:	If Individual:

[Name of Entity]	[Signature]

By:
Name:	[Print Name]
Title:

-OR-

See Signature Page to Securities Purchase Agreement dated as of September 15, 2010 for Investor’s Signature
__________________________________________